                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        MindSpring Enterprises, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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
                          MINDSPRING ENTERPRISES, INC.
                         1430 WEST PEACHTREE, SUITE 400
                             ATLANTA, GEORGIA 30309

                                                                 April 29, 1997

Dear Stockholder:

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders of MindSpring Enterprises, Inc., to be held on Wednesday, May 28, 1997 at 10:00 a.m. (local time) at the High Museum of Art, Hill Auditorium, 1280 Peachtree Street, NE, Atlanta, Georgia.

         At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) the election of two Class I directors and two Class II directors to the Board of Directors; (ii) the approval of an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be issued thereunder; (iii) the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors; and (iv) any other business as may properly come before the meeting or any adjournments thereof. The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

         Regardless of your plans for attending in person, it is important that your shares be represented and voted at the 1997 Annual Meeting. Accordingly, you are urged to complete, sign and mail the enclosed proxy card as soon as possible.

                                   Sincerely,

                                   CHARLES M. BREWER
                                   Chairman and Chief Executive Officer

                          MINDSPRING ENTERPRISES, INC.
                         1430 West Peachtree, Suite 400
                             Atlanta, Georgia 30309
                                 (404) 815-0770

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1997

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of MindSpring Enterprises, Inc. (the "Company") will be held on Wednesday, May 28, 1997 at 10:00 a.m. (local time) at the High Museum of Art, Hill Auditorium, 1280 Peachtree Street, NE, Atlanta, Georgia, to consider and act upon the following proposals:

         1. To elect two Class I directors and two Class II directors to the Board of Directors;

         2. To approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be issued thereunder;

         3. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of the Company's stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days before the Annual Meeting at the Company's offices. All stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          CHARLES M. BREWER
                                          Chairman and Chief Executive Officer

Atlanta, Georgia
April 29, 1997

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.
--------------------------------------------------------------------------------

                          MINDSPRING ENTERPRISES, INC.
                         1430 WEST PEACHTREE, SUITE 400
                             ATLANTA, GEORGIA 30309

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1997

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished, on or about April 29, 1997, to the stockholders of MindSpring Enterprises, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 28, 1997 at 10:00 a.m. (local time) at the High Museum of Art, Hill Auditorium, 1280 Peachtree Street, NE, Atlanta, Georgia, and any adjournment thereof.

         If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED: (I) FOR THE ELECTION OF TWO CLASS I DIRECTORS AND TWO CLASS II DIRECTORS TO THE BOARD OF DIRECTORS; (II) FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN (THE "1995 STOCK OPTION PLAN") TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED THEREUNDER; AND (III) FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at its Annual Meeting.

         The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so. The Company has retained Corporate Communications, Inc. to assist the Company in a variety of investor relations matters, including the solicitation of proxies. The Company pays Corporate Communications, Inc. a monthly fee of $4,000 for these services, plus reimbursement of out-of-pocket expenses.

         The securities that may be voted at the Annual Meeting consist of shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company. Each outstanding share of Common Stock entitles its owner to one vote on each matter as to which a vote is taken at the Annual Meeting. The close of business on March 31, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to vote at the Annual Meeting. On the record date, 7,480,434 shares of Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of at least a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the Annual Meeting. Under Delaware corporate law and the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), directors are elected by a plurality of votes cast by the shares present (in person or by proxy) and entitled to vote. Unless otherwise required by law or the Company's Certificate of Incorporation or the Company's Amended and Restated Bylaws (the "Bylaws"), any other matter put to a stockholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes are not included as votes cast and accordingly will be excluded from the total number of votes upon which a majority is based. Thus, votes to abstain and broker non-votes will have no effect on the vote tabulation for such proposals.

         The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.


                        -----------------------------

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE
                 PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                        -----------------------------

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         The Bylaws provide that the Board of Directors shall consist of not fewer than three directors nor more than fifteen directors and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors. The Board of Directors currently consists of six directors, divided into three classes of directors serving staggered three-year terms. At the Annual Meeting, two directors will be elected, each for a three-year term, to fill positions in Class II, the term of which expires at the Annual Meeting. In addition, two directors will be elected, each for a two-year term, to fill positions in Class I. The term of the Class I directors was due to expire in 1996 but, due to the timing of the Company's initial public offering, the Board of Directors chose not to nominate replacements for such directors until the 1997 Annual Meeting, thereby permitting public stockholders to participate in the election of such nominees. Each of the nominees for Class I, if elected, will serve for two years (the balance of the term for Class I directors) until the 1999 annual meeting of stockholders. As described below, the Board of Directors' nominees for Class I are Michael G. Misikoff and O. Gene Gabbard, and the Board of Directors' nominees for Class II are Michael S. McQuary and William H. Scott, III.

         Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election as directors of Messrs. Misikoff, Gabbard, McQuary and Scott. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.
Directors will be elected by a plurality vote.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                          ITS NOMINEES FOR DIRECTORS.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

         Set forth below is certain information with respect to the nominees of the Board of Directors for election as directors at the Annual Meeting and other directors whose terms do not expire until subsequent annual meetings.

                                                 DIRECTOR                                               TERM
            NAME                         AGE     SINCE(1)             POSITION                         EXPIRES
            ----                         ---     --------             --------                         -------
NOMINEES FOR TWO-YEAR TERM

Michael G. Misikoff . . . . . . . .       44       1995       Vice Pres., Chief Financial Officer      1996
O. Gene Gabbard (3) . . . . . . . .       56       1995                                                1996

NOMINEES FOR THREE-YEAR TERM

Michael S. McQuary  . . . . . . . .       37       1995       President; Chief Operating Officer       1997
William H. Scott, III (2)(3)  . . .       49       1994                                                1997

CONTINUING DIRECTORS

Charles M. Brewer (2) . . . . . . .       38       1994       Chairman; Chief Executive Officer        1998
Campbell B. Lanier, III (2)(3)  . .       46       1994                                                1998

--------------------------
(1) The dates shown reflect the year in which these persons were first elected as directors of the Company or its predecessor.

(2) Member of the Audit Committee
(3) Member of the Compensation Committee

         The principal occupations for the past five years or more of each of the four nominees for director and the two directors whose terms of office will continue after the Annual Meeting are set forth below.

         CHARLES M. BREWER founded the Company and has served as Chief Executive Officer and Director of the Company since its inception in February 1994 and as Chairman since March 1996. He also served as the President of the Company from its inception until March 1996 and as the Secretary and Treasurer of the Company from its inception until January 1995. From May 1993 to January 1994, Mr. Brewer developed the concept for the Company and evaluated its prospects. Prior to starting the Company, he served as Chief Executive Officer of AudioFax, Inc. ("AudioFax"), a software company providing fax server software, from May 1992 to April 1993 and was the Chief Financial Officer of AudioFax from May 1989 to April 1992. From March 1988 to April 1989, Mr. Brewer explored potential business opportunities. Mr. Brewer was Vice President of Sanders & Company, a venture capital firm, from September 1987 to February 1988. From November 1984 to August 1987, Mr. Brewer primarily worked toward his MBA, managed a retail store and traveled. From November 1981 to October 1984, he was employed by Wertheim & Company, an investment banking firm, and worked in institutional sales. Mr. Brewer received a BA in Economics from, and was a Phi Beta Kappa graduate of, Amherst College and received a Masters in Business Administration from Stanford University.

         O. GENE GABBARD has been a Director of the Company since December 1995. He has worked independently as an entrepreneur and consultant since February 1993. Mr. Gabbard currently serves as a director of ITC Holding Company, Inc. ("ITC Holding"), and several of its subsidiaries, InterCel, Inc. ("InterCel") (a wireless telecommunications company), CyberNet Holding, Inc. ("CyberNet") (a broadband telecommunications services company), and three telecommunications technology companies, Dynatech Corporation, Adtran, Inc. and Telogy Network, Inc. From August 1990 through January 1993, he served as Executive Vice President and Chief Financial Officer of MCI Communications Corporation ("MCI"). He served in various senior executive capacities, including Chairman of the Board, President and Chief Executive Officer of Telecom*USA, Inc. ("Telecom") from December 1988 until Telcom's merger with MCI in August 1990. From July 1984 to December 1988, he was Chairman and/or President of SouthernNet, Inc. ("SouthernNet"), a long distance telecommunications company which was the predecessor to Telecom.

         CAMPBELL B. LANIER, III has served as a Director of the Company since November 1994. Mr. Lanier serves as Chairman of the Board and Chief Executive Officer of ITC Holding and has served as a director of ITC Holding since its inception in 1985 through a predecessor company. In addition, Mr. Lanier is an officer and director of several ITC Holding subsidiaries. He is a director of CyberNet, National Vision Associates, Ltd. (a full service optical retailer), K&G Men's Centers (a discount retailer of men's clothing) Vice Chairman of the Board of AvData Systems, Inc. ("AvData") (a provider of data communications networks) and Chairman of the Board of InterCel. He served as Chairman of the Board of AvData from 1988 to 1990. From 1984 to 1989, Mr. Lanier served as Chairman of the Board of Async Corporation ("Async"), a provider of voice messaging services. Mr. Lanier also served as Vice President - Industry Relations of Telecom from 1984 to 1988 and as Senior Vice President - Industry Relations from January 1989 until Telecom's merger with MCI in August 1990. From 1984 to 1985, he served as Chief Executive Officer of SouthernNet, and from 1985 to 1986 he was Vice Chairman of the Board of SouthernNet.

         MICHAEL S. MCQUARY has been the President of the Company since March 1996, the Chief Operating Officer of the Company since September 1995, and a Director of the Company since December 1995. He also served as the Company's Executive Vice President from October 1995 to March 1996 and the Company's Executive Vice President of Sales and Marketing from July 1995 to September 1995. Prior to joining the Company, Mr. McQuary served in a variety of management positions with Mobil Chemical Co., a petrochemical company, from August 1984 to June 1995, including Regional Sales Manager from April 1991 to February 1994 and Manager of Operations (Reengineering) from February 1994 to June 1995.
From September 1981 to July 1984, Mr. McQuary served as a Sales Representative, Territory Manager and then Product Sales Manager for Lily Tulip, Inc., a food service packaging company. Mr. McQuary received a BA in Psychology from the University of Virginia and a Masters in Business Administration from Pepperdine University.

         MICHAEL G. MISIKOFF has served as Vice President, Chief Financial Officer, Secretary, Treasurer and a Director of the Company since January 1995. From January 1992 to December 1994, Mr. Misikoff was the Acting Chief Financial Officer and a Director of InterCall Corporation, a subsidiary of ITC Holding that provides conference call services. From March 1991 to January 1992, Mr. Misikoff worked as an independent financial consultant. Mr. Misikoff served as Chief Financial Officer of Async from its startup in February 1985 until March 1991. From March 1979 to February 1985, Mr. Misikoff served as Vice President of Finance for TransDesigns, Inc., a multi-level marketing company. Mr. Misikoff was a Certified Public Accountant with the firm of Arthur Young & Co. from July 1975 until March 1979. He received a BBA in Accounting from Georgia State University.

         WILLIAM H. SCOTT, III has been a Director of the Company since November 1994. Mr. Scott has served as President of ITC Holding since December 1991 and has been a director of ITC Holding since May 1989. In addition, Mr. Scott is an officer and director of several ITC Holding subsidiaries. Mr. Scott is a director of InterCel, AvData and CyberNet. From 1985 to 1989, Mr. Scott was an officer and director of Async. Between 1984 and 1988, Mr. Scott held several offices with SouthernNet, including Chief Operating Officer, Chief Financial Officer, and Vice President - Administration. He was a director of that company from 1984 to 1987.

OTHER EXECUTIVE OFFICERS

         The principal occupation during the past five years or more of the Company's other executive officers are set forth below.

         ESA AHOLA, 36, has served as the Company's Vice President of Engineering Systems since January 1997. Mr. Ahola served as a Senior Engineer with the Company from February 1995 to December 1996. Prior to joining the Company, Mr. Ahola was a Senior Software Engineer with AudioFax from January 1993 to January 1995. From March 1992 to December 1992, Mr. Ahola served as a Senior Technical Advisor with Gerber Alley Healthcare, a medical software company. He served as a Programmer/Analyst for Medical Systems Development Corporation, a medical software development company, from June 1986 to February 1992. Mr. Ahola received a Bachelor of Science in Information and Computer Science from Georgia Institute of Technology.

         JAMES T. MARKLE, 37, joined the Company as Vice President of Network Operations in April 1995. Prior to joining the Company, Mr. Markle served as the Director of Technical Support for Concert Communications, Co., a telecommunications company, from April 1994 until April 1995. From August 1990 to April 1994, Mr. Markle served as Senior Manager of Network Operations for MCI Communications, a telecommunications company. Mr. Markle served in various operation positions at SouthernNet/Telecom*USA, including Director of Operations for a multi-state region, from July 1985 until July 1990. Mr. Markle attended Maryville College.

         SUSAN F. NICHOLSON, 36, has served as the Company's Vice President of Corporate Communications since September 1996, prior to which she served as Vice President of Marketing beginning in July 1995. Ms. Nicholson served as Director of Marketing of the Company from September 1994 until July 1995.
Prior to joining the Company, Ms. Nicholson worked for AudioFax from March 1990 to September 1994, first as a technical writer, then as Director of Marketing Communications and then as Director of Product Management. In addition, Ms. Nicholson worked as an independent technical writer from August 1987 to March 1990 and founded and sold Babes in Highland, a retail store in Atlanta, Georgia between June 1986 and May 1987. She served as a Technical Sales representative for Hewlett Packard, a computer manufacturing company, from December 1982 to June 1986.
Ms. Nicholson received a BS in Electrical Engineering from Georgia Institute of Technology.

         J. FREDRICK NIXON, 40, joined the Company as Vice President of Engineering in August 1995. From August 1994 to July 1995, Mr. Nixon served as a consultant for the Tennessee Valley Authority and Federal Express, Inc. He served from September 1990 to August 1994 as an Assistant Professor of Computer Science at the University of Tennessee at Chattanooga. From September 1989 to September 1990, Mr. Nixon served as a senior member of the Technical Staff of General Electric Advanced Technology Labs, an operating systems research company. He was a Senior Scientist at General Electric Research Corporation, a database systems development company, from March 1987 to September 1989. Mr. Nixon also served as the Principal Engineer for Token Link Corporation, a computer design and manufacturing company, from September 1986 to March 1987. From December 1978 to September 1982, Mr. Nixon served as a Programmer/Analyst for General Electric Information Services Company, a general research company. Mr. Nixon received a BA in Physics and Math and a Ph.D. in Computer Science from Vanderbilt University.

         ROBERT D. SANDERS, 23, has been the Company's Vice President since September 1996 and its Chief Technical Officer since January 1995. Mr. Sanders served as the Company's Vice President of Network Engineering from December 1995 to September 1996 and the Company's Senior Engineer from June 1994 to January 1995. Prior to joining the Company, Mr. Sanders worked as the Software Engineer and System Administrator of Harry's Farmers Market, Inc. from March 1994 to May 1994. He served as Co-op Engineer in the Line Card Development Group of Bell Northern Research, Inc., a research subsidiary of Northern Telecom, Inc., from March 1992 to December 1993. Mr. Sanders attended the Georgia Institute of Technology.

         THOMAS R. STRANDBERG, 52, joined the Company in May 1996 as acting Vice President of Business Services, and was appointed Vice President of Business Services in September 1996. From September 1985 to May 1996, Mr. Strandberg served as Executive Vice President and Chief Operating Officer for Medical Systems Development Corporation, a medical software development company. Mr. Strandberg worked for the city of Asheville, North Carolina as a Senior System Analyst from July 1974 to December 1976 and as Data Processing Director from December 1976 to September 1985. From October 1972 to July 1974 Mr. Strandberg worked for American Enka Company, a textile manufacturer, as a Senior Programmer and Acting Programming Manager. Mr. Strandberg received a BS in Business Administration from Western Illinois University in 1966 and a MBA from Western Carolina University in 1976.

         GREGORY J. STROMBERG, 44, has been the Company's Vice President of Call Centers since September 1996, having joined the Company as Vice President of Customer Service in October 1995. From June 1993 to September 1994, he served as a Regional Manager for Digital Financial Services, a computer leasing company, after which he traveled. Mr. Stromberg worked for Digital Equipment Corporation, a computer manufacturer, and served as a Senior Sales Representative from June 1983 to May 1987, Program Manager from May 1987 to May 1990, and District Operations Manager from May 1990 to June 1993. In addition, Mr. Stromberg served as a Large Account Sales Representative and Product Manager for Burroughs Corp., a computer hardware company, from June 1978 to June 1983. Mr. Stromberg received a BS in Business Management and a Masters in Business Administration from the University of Utah.

         ALAN J. TAETLE, 33, has been the Company's Vice President of Marketing since September 1996, having joined the Company as its Vice President of Marketing in March 1995. Prior to joining the Company, Mr. Taetle served as the Director of Operations and Product Management at CogniTech Corporation, makers of a retail series of Contact Management software products, from November 1992 to March 1995. Mr. Taetle was the Director of MIS of a subsidiary of Itochu International ("Itochu"), a Japanese trading company, from September 1989 until November 1991, and served as the Assistant to the Executive Vice President of Itochu from November 1991 to November 1992. From July 1985 to August 1987, Mr. Taetle served as Systems Engineer with Electronic Data Systems, a systems integration consulting company. Mr. Taetle received a BA in Economics from the University of Michigan and a Masters in Business Administration from Harvard Business School.

         LANCE WEATHERBY, 36, has been the Company's Vice President of Business Development since September 1996 and was the Company's acting Vice President of Business Development commencing in August 1996. Mr. Weatherby joined the Company as Market Development Manager in September 1995. Prior to joining the Company, Mr. Weatherby held a variety of sales, sales management and marketing positions with Mobil Chemical Co., a petrochemical company, from October 1990 to September 1995, including District Sales Manager from December 1992 to September 1995. From April 1990 to October 1990, Mr. Weatherby served as an Account Executive with United Parcel Services, Inc., a shipping company. From December 1983 to August 1987, Mr. Weatherby served as a Sales Representative for Lantech, Inc., a packaging equipment manufacturer. Mr. Weatherby received a BBA in Marketing from Eastern Kentucky University and a MBA from Indiana University.

         Executive officers are elected annually and serve at the discretion of the Board of Directors.

CORPORATE GOVERNANCE AND OTHER MATTERS

         The Board of Directors conducts its business through meetings and through its committees. The Board of Directors acts as a nominating committee for selecting candidates to stand for election as directors. Pursuant to the Bylaws, other candidates may also be nominated by any stockholder, provided such other nomination(s) are submitted in writing to the Secretary of the Company no later than 90 days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of the Company's stock owned, directly and indirectly, by the nominator. No such nominations have been received as of the date hereof in connection with the Annual Meeting.

         The Board of Directors currently has two committees, the Audit Committee and the Compensation Committee. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The current members of the Audit Committee are Messrs. Brewer, Lanier and Scott. The Compensation Committee reviews and recommends the compensation arrangements for management of the Company and administers the Company's 1995 Stock Option Plan. The current members of the Compensation Committee are Messrs. Lanier, Scott and Gabbard.

         During the year ended December 31, 1996, the Board of Directors held 13 meetings. During the same period, the Compensation Committee met five times and the Audit Committee met once. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he served.

DIRECTOR COMPENSATION

         Since the Company's inception, members of the Board of Directors have not received any compensation for their service on the Board of Directors except as provided under the Company's Directors Stock Option Plan (the "Directors Plan"). Under the Directors Plan, 70,000 shares of

Common Stock are authorized for issuance to nonemployee directors (in the form of grants of 10,000 options per director) upon their initial election or appointment to the Board, or, in the case of Messrs. Lanier, Scott and Gabbard, who joined the Board prior to the creation of the Directors Plan, upon the adoption of the Directors Plan by the Board. Options are exercisable at the fair market value of the Common Stock (as determined by the Board) on the date of grant. The Directors Plan does not provide for discretionary option grants.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

         Summary Compensation Table. The following table sets forth certain information concerning the cash and non-cash compensation during fiscal years 1995 and 1996 earned by or awarded to Charles M. Brewer, the Company's Chief Executive Officer, and Michael S. McQuary, the only other executive officer of the Company to receive a combined salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1996 (the "Named Executive Officers").

                                                                                               LONG TERM
                                                                                          COMPENSATION AWARDS
                                                                   ANNUAL                SECURITIES UNDERLYING
                                                                COMPENSATION                  OPTIONS (1)
                                                                ------------              -------------------
 NAME AND PRINCIPAL POSITIONS                YEAR         SALARY          BONUS (1)
 ----------------------------                ----         ------          ---------
 Charles M. Brewer                           1996         $84,000          $20,000                --
   Chairman and Chief Executive Officer      1995          60,000           10,000                --

 Michael S. McQuary                          1996         $84,000          $36,035             38,746(2)
   President and Chief Operating Officer     1995         $47,750          $23,978             51,647

-------------------
(1) A portion of bonuses paid to Named Executive Officers of the Company are paid or awarded in the first quarter of the fiscal year following the year in which the bonus was earned.
(2) Options to purchase 12,912 shares of the Company's' Common Stock were granted to Mr. McQuary in February 1997 for services performed in 1996.

         Option Grants. The following table sets forth information with respect to grants of stock options to each of the Named Executive Officers during the year ended December 31, 1996. All such grants were made under the Company's 1995 Stock Option Plan.

                           OPTION GRANTS DURING 1996

                                                                                             POTENTIAL REALIZED VALUE
                                                                                              AT ASSUMED ANNUAL RATES
                                                                                                  OF STOCK PRICE
                                              INDIVIDUAL GRANTS                           APPRECIATION FOR OPTION TERM
                     -------------------------------------------------------------------  ------------------------------
                                     PERCENT
                                     OF TOTAL
                                     OPTIONS
                       NUMBER OF     GRANTED
                      SECURITIES        TO
                      UNDERLYING    EMPLOYEES
                        OPTION      IN FISCAL     EXERCISE                  EXPIRATION
        NAME          GRANTED (1)      YEAR        PRICE       GRANT DATE      DATE                5%           10%
        ----          -----------      ----        -----       ----------      ----                --           ---
 Charles M. Brewer        --            --           --            --           --                 --            --
 Michael S.  McQuary    15,482          6%         $6.38        1/24/96       1/24/06          $62,119      $157,422
                        10,352          4%         $9.75        8/20/96       8/20/06           63,476       160,860

--------------------------
(1) All options represent shares of Common Stock. These options become exercisable as follows: (i) 50% of the options become exercisable two years after the date of grant, (ii) an additional 25% of the options become exercisable three years after the date of grant, and (iii) the remaining 25% of the options become exercisable four years after the date of grant.

         Option Exercises and Fiscal Year-End Values. The following table sets forth information regarding the value of all unexercised options held at December 31, 1996 by the Named Executive Officers. No Named Executive Officer exercised any stock options during the fiscal year.

                                               NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                      DECEMBER 31, 1996               DECEMBER 31, 1996(1)
                                                      -----------------               --------------------
 NAME AND PRINCIPAL POSITIONS                   UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE   EXERCISABLE
 ----------------------------                   -------------      -----------    -------------   -----------
 Charles M. Brewer                                   --                 --              --             --
 Michael S. McQuary                                77,481               --           $236,285          --

---------
(1) Based on a per share price of $6.13 on December 31, 1996.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         The members of the Compensation Committee for the year ended December 31, 1996 were Messrs. Lanier, Scott and Gabbard.

         As of March 31, 1997, ITC Holding owned approximately 25.8% of the outstanding capital stock of the Company. Both Messrs. Lanier and Scott serve as executive officers and directors of ITC Holding. Mr. Gabbard also is a director of ITC Holding. As of March 31, 1997, Messrs. Lanier, Scott and Gabbard beneficially owned approximately 28%, 4% and less than 1%, respectively, of the common stock of ITC Holding. As of March 31, 1997, Messrs. Brewer and Misikoff each owned less than 1% of the common stock of ITC Holding.

         In August 1995, ITC Holding agreed to lend to the Company an aggregate principal amount of up to $2,000,000 at an annual interest rate of 11% (the "First Loan"). All amounts outstanding under the First Loan were due and payable in full on or before December 15, 1995. At December 15, 1995, the outstanding aggregate principal amount of all advances under the First Loan was $2,000,000.

         At December 15, 1995, the Company had not repaid any amounts outstanding under the First Loan. In consideration of ITC Holding's agreement not to exercise its rights and remedies upon such default under the First Loan, on December 27, 1995 the Company agreed to pay ITC Holding a processing fee of $50,000 and issued to ITC Holding a warrant to purchase shares of Class C Preferred Stock, par value $.01 per share. In addition, ITC Holding agreed to lend to the Company up to an additional $4,000,000 (the "Second Loan"). By December 31, 1995, all principal amounts due and owing under the First Loan were paid in full with proceeds from the Second Loan. Accrued interest on the First Loan of approximately $39,100 and the $50,000 processing fee were paid in full in January 1996.

         The unpaid principal amount of the Second Loan was due and payable in a single payment on July 15, 1996, together with interest on the unpaid principal amount from the date of each advance, until paid in full, at an annual rate of 14%. All of the unpaid principal amount of the Second Loan, together with all accrued and unpaid interest thereon, in an amount equal to approximately $3,597,000, was paid in full by the Company on March 18, 1996 with a portion of the proceeds from the Company's initial public offering.

         The Company has also entered into certain business relationships with several subsidiaries of ITC Holding. The Company currently leases telephone lines from, and has contracts for maintenance and installations with, Interstate Telephone Company, Inc. ("Interstate Telephone"), a wholly owned subsidiary of ITC Holding. The Company pays Interstate Telephone approximately $5,000 per month for these leased telephone lines. Charges from Interstate Telephone for telephone lines and installation charges totaled approximately $67,000 for the year ended December 31, 1996, of which the Company had paid approximately $63,000 as of December 31, 1996.

         The Company also leases a T-1 telecommunications line for data transport for some of its points of presence from Interstate FiberNet Company ("Interstate FiberNet"), a wholly owned subsidiary of ITC Holding. The Company pays Interstate FiberNet approximately $4,000 per month for these services. Charges from Interstate FiberNet totaled approximately $46,000 for the year ended December 31, 1996, of which the Company had paid approximately $41,000 as of December 31, 1996.

         The Company also purchases long distance telephone services and wide area network transport service from DeltaCom, Inc. ("DeltaCom"), a wholly owned subsidiary of ITC Holding. Charges from Deltacom totaled approximately $677,000 for the year ended December 31, 1996 of which the Company had paid approximately $513,000 as of December 31, 1996.

         As of January 1, 1995, the Company entered into an agreement with AvData providing for the rental by the Company of floor space from AvData for the placement of the Company's equipment for its network hub and for AvData personnel to service and maintain such equipment for a payment by the Company of $3,000 per month. AvData may increase this monthly payment if the amount of technical support services required by the Company exceeds ten hours per month. The lease has been renewed through June 30, 1997. Unless either party gives 180 days prior written notice to terminate, this lease will renew automatically for successive six-month terms. As of December 31, 1995, ITC Holding owned approximately 25.5% of the capital stock of AvData.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for 1996.

         Decisions on compensation of the Company's executive officers generally are made by the Compensation Committee. The Compensation Committee also administers the Company's 1995 Stock Option Plan. No member of the Compensation Committee is an employee of the Company. During 1996, the Compensation Committee consisted of Messrs. Gabbard, Lanier and Scott. In certain instances during 1996, decisions relating to the compensation of the Company's executive officers were made by the full Board of Directors.

         Policies Regarding Compensation of Executive Officers

         The Company's executive compensation policies are designed to (i) attract, motivate and retain experienced and qualified executives, (ii) increase the overall performance of the Company, (iii) increase stockholder value and (iv) enhance the performance of individual executives. The Company seeks to pay competitive salaries based upon individual performance combined with annual cash bonuses based on the Company's overall performance relative to corporate objectives, taking into account individual contributions and performance levels. The Compensation Committee believes that the level of base salaries plus bonuses should generally fall between the mid-point to the high end of the range of executive compensation paid by comparable telecommunications companies. In addition, it is the Company's policy to grant stock options to executives upon commencement of their employment with the Company and periodically thereafter as appropriate in order to strengthen the alliance of interest between such executives and the Company's stockholders.

         The following describes in more specific terms the elements of compensation that implement the Company's executive compensation policies, with specific reference to compensation reported for 1996:

         Base Salaries

         Base salaries for executive officers are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries paid for similar positions at other companies which are deemed appropriate comparisons for compensation purposes. Base salaries for executive officers are reviewed annually by the Compensation Committee and the Board of Directors.

         Annual salary adjustments are recommended by the Chief Executive Officer and President after evaluating the previous year's performance and considering the new responsibilities of each executive officer. The Compensation Committee performs the same review of the Chief Executive Officer's performance and the President's performance. Individual performance evaluations take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives. The weight given to the various factors affecting an executive officer's base salary level is determined by the Compensation Committee on a case-by-case basis.

         Annual Cash Bonuses

         The Company's annual cash bonuses to its executive officers are based on both corporate and individual performance. Corporate performance is measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors consist of revenue and earnings targets established in the Company's strategic plan. Bonuses for 1996 were based upon the achievement of such financial objectives and certain operating objectives, taking into account the impact of certain events which occurred during the year and were not anticipated by the Company's strategic plan, including the completion of several acquisitions of subscriber accounts from other service providers.

         Stock Option Grants

         Pursuant to the Company's 1995 Stock Option Plan, executive officers and other key employees are eligible to receive compensation in the form of options to purchase shares of the Company's Common Stock.

         The Compensation Committee grants stock options to the Company's executive officers in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the stock value, which in turn provides stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon commencement of their employment with the Company and periodically thereafter upon the attainment of certain performance goals established by the Compensation Committee. The options generally are granted at an exercise price equal to the market price of the Common Stock on the date of grant (or 110% of the market price in the case of an optionee beneficially owning more than 10% of the outstanding Common Stock). Options granted to executive officers generally vest over a period of four years following the date of grant. The maximum option term is ten years (or five years in the case of an optionee beneficially owning more than 10% of the outstanding Common Stock). The greater the appreciation of the stock price in future periods, the greater the benefit to the holder of the options, thus providing an additional incentive to executive officers to create additional value for the Company's stockholders. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

         In determining grants of options for executive officers, the Compensation Committee has reviewed competitive data of long-term incentive practices at other companies which are deemed appropriate comparisons for compensation purposes.

         Other Compensation

         The Company has adopted a contributory retirement plan (the "401(k) Plan") for all of its employees (including executive officers) age 21 and over with at least six months of service to the Company. The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary (not to exceed the annual statutory limit).

         Chief Executive Officer Compensation

         The executive compensation policy described above is followed in setting Mr. Brewer's compensation. Mr. Brewer generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation consists of an annual base salary, an annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The Compensation Committee's general approach in establishing Mr. Brewer's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon objective performance criteria and targets established in the Company's strategic plan.

         Mr. Brewer's compensation for the year ended December 31, 1996 consisted of a base salary of $84,000 and a $20,000 cash bonus. Mr. Brewer's salary and bonus compensation for 1996 were based on, among other factors, the Company's performance and the compensation of chief executive officers of comparable companies, although his compensation was not targeted to any particular group of these companies. At December 31, 1996, Mr. Brewer beneficially owned 1,032,951 shares of the Company's Common Stock, or approximately 13.8% of the outstanding shares. In view of the extent of Mr. Brewer's equity ownership in the Company, he did not receive grants of stock options in 1996, although the Company may make grants of stock options to Mr. Brewer in the future.

         Compensation Deductibility Policy

         Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.


                                                   Respectfully submitted,

                                                   Compensation Committee



                                                   O. Gene Gabbard
                                                   Campbell B. Lanier, III
                                                   William H. Scott, III

STOCK PERFORMANCE CHART

         The following chart sets forth comparative information regarding the Company's cumulative stockholder return on its Common Stock since the initial public offering completed in March 1996. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative stockholder return based on an investment of $100 at March 14, 1996, when the Common Stock was first traded on the Nasdaq National Market, at its closing price of $8.875, is compared to the cumulative total return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Computer and Data Processing Stocks index during that same period.


               COMPARISON OF NINE MONTH CUMULATIVE TOTAL RETURN*
          AMONG MINDSPRING ENTERPRISES, INC., THE NASDAQ STOCK MARKET
       (U.S. COMPANIES) AND NASDAQ COMPUTER AND DATA PROCESSING STOCKS

                           [GRAPH CHART APPEARS HERE]

                          MindSpring           NASDAQ Stock           NASDAQ Computer and
                       Enterprises, Inc.   Market (U.S. Companies)         DP Stocks
March 14, 1996              $100.00            $100.00                   $100.00
March 29, 1996                88.73             101.07                    101.01
June 28, 1996                119.72             109.32                    112.28
September 30, 1996           123.94             113.21                    114.51
December 31, 1996             69.01             118.76                    119.09




    $100 invested on March 14, 1996, including reinvestment of dividends. Fiscal year ending December 31, 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arms' length transactions with independent third parties.

         For a summary of certain transactions and relationships among the Company and its associated entities, and among the directors, executive officers and stockholders of the Company and its associated entities, see "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Directors, officers and greater than ten percent beneficial owners are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such forms furnished to the Company and certain of the Company's internal records, or upon written representations that no Form 5s were required, the Company believes that during the year ended December 31, 1996, except as described below, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners were complied with.

         Each of Messrs. Gabbard, Lanier, McQuary, Nixon, Scott, Stromberg and Taetle filed a Form 5 to report a grant of stock options made by the Company to each of them in the six months prior to their becoming subject to Section 16 and which was not previously reported on a Form 4. Mr. Scott reported on the same Form 5 a purchase of Common Stock made by his wife in the six months prior to his becoming subject to Section 16 and which was not previously reported on a Form 4.

                        APPROVAL OF AN AMENDMENT TO THE
                     1995 STOCK OPTION PLAN TO INCREASE THE
                        NUMBER OF SHARES OF COMMON STOCK
                         THAT MAY BE ISSUED THEREUNDER
                                  (PROPOSAL 2)

     On March 26, 1997, the Board of Directors adopted an amendment to the Company's 1995 Stock Option Plan, subject to stockholder approval at the Annual Meeting, to increase the number of shares of Common Stock that may be issued thereunder to 900,000 shares from 616,668 shares. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote on the proposed amendment to the 1995 Stock Option Plan. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the proposed amendment to the 1995 Stock Option Plan. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 2.

         The purpose of the 1995 Stock Option Plan is to advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain in the employ of the Company. The Board of Directors believes that stock options are important to attract and to encourage the continued employment and service of officers and other key employees by facilitating their purchase of a stock interest in the Company and that increasing the aggregate number of stock options available under the 1995 Stock Option Plan will afford the Company additional flexibility in making awards deemed necessary in the future. The only change proposed by the amendment is an increase in the number of shares that may be issued under the 1995 Stock Option Plan. The amendment does not alter the considerations of the Compensation Committee with respect to grants under the 1995 Stock Option Plan. Because the award of options are completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to officers or other employees.

     The following is a summary description of the 1995 Stock Option Plan, which was originally approved by the stockholders of the Company effective December 27, 1995.

DESCRIPTION OF THE 1995 STOCK OPTION PLAN

         Under the Company's 1995 Stock Option Plan, 900,000 shares of Common Stock are reserved and authorized for issuance upon the exercise of options issued pursuant to the 1995 Stock Option Plan. All employees of the Company are eligible to receive options under the 1995 Stock Option Plan, which is administered by the Compensation Committee of the Board of Directors. Options granted under the 1995 Stock Option Plan are intended to qualify as incentive stock options under Section 422 of the Code, unless they exceed certain limitations or are specifically designated otherwise. As of the Record Date, options to purchase 616,972 shares of Common Stock had been granted under the 1995 Stock Option Plan, at exercise prices ranging from $.64 to $12.375 per share.

     The option exercise price for incentive stock options granted under the 1995 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). In the case of an option not intended to constitute an incentive stock option, the option price shall be not less than the par value of the stock covered by the option. The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). Options generally become exercisable as follows: (i) 50% of the options become exercisable two years after the date of grant, or in certain cases, the commencement date of the holder's employment; (ii) an additional 25% of the options become exercisable three years after the date of grant, or in certain cases, the commencement date of the holder's employment; and (iii) the remaining 25% of the options become exercisable four years after the date of grant, or in certain cases, the commencement date of the holder's employment.

     Payment for shares purchased under the 1995 Stock Option Plan may be made either in cash or, if permitted by the particular option agreement, by exchanging shares of Common Stock of the Company with a fair market value equal to the total option exercise price plus cash for any difference. Options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Company cash or cash equivalents equal to the option exercise price.

     The Board of Directors may terminate or suspend the 1995 Stock Option Plan at any time. Unless previously terminated, the 1995 Stock Option Plan will terminate automatically on February 21, 2005, the tenth anniversary of the date of adoption of the 1995 Stock Option Plan by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCE

     The grant of an option is not a taxable event for the optionee or the Company.

     Incentive Stock Options. An optionee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of shares of Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

     For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period requirement for shares of Common Stock received pursuant to the exercise of the option are waived.

     If all of the requirements for incentive option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of shares of Common Stock received pursuant to the exercise of an incentive stock option in an amount equal to the excess of the fair market value of the shares of Common Stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares of Common Stock were sold more than one year after the option was exercised. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Code as summarized below.

     If an optionee exercises an incentive stock option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the holding period requirement summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than alternative minimum taxable income as noted above) and the tax basis of the shares of Common Stock exchanged would be treated as the substituted basis for the shares of Common Stock received. If the optionee used shares received pursuant to the exercise of an incentive stock option (or another statutory option) as to which the optionee had not satisfied the holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, and the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

     Non-Qualified Options. Upon exercising an option that is not an incentive stock option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). Upon a subsequent sale or exchange of shares of Common Stock acquired pursuant to the exercise of a non-qualified stock option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares of Common Stock plus the amount treated as ordinary income at the time the option was exercised).

         If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under Section 162(m) of the Code, if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, the Company is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent such compensation in the aggregate exceeds $1,000,000 for the taxable year. The options are intended to comply with the exception to Section 162(m) for "performance-based" compensation.

     If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualified stock options, no gain or loss will be recognized with respect to the shares of Common Stock surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive stock option) and the optionee will be treated as receiving an equivalent number of shares of Common Stock pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares of Common Stock surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares of Common Stock received pursuant to the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares of Common Stock will be equal to the amount included in the optionee's income.

PLAN BENEFITS

     The table below indicates options granted as of March 31, 1997 under the 1995 Stock Option Plan. The option exercise price of options granted under the 1995 Stock Option Plan have not been less than the fair market value of the Company's Common Stock on the date of grant, as determined pursuant to the 1995 Stock Option Plan.

                                 PLAN BENEFITS

                                  1995 STOCK OPTION PLAN
                                  ----------------------

                                           AVERAGE PER SHARE                      NUMBER
         NAME AND POSITION(S)              EXERCISE PRICE($)                  OF OPTIONS (#)
         --------------------              -----------------                  --------------
Charles M. Brewer                                $-0-                              -0-
  Chairman and Chief Executive Officer
Michael S. McQuary                               $4.40                            90,393
   President and Chief Operating Officer
Michael G. Misikoff                              $0.64                            51,647
   Vice President, Chief Financial Officer
   Secretary & Treasurer
Executive Group (12 persons)                     $2.52                            332,970
Non-Executive Director
  Group (3 persons)(1)                           $-0-                              -0-
Non-Executive Officer Employee Group
 (288 persons)                                   $7.65                            283,822

---------
(1) Non-employee directors are not eligible to receive option grants under the 1995 Stock Option Plan.

     Based on the closing price of $8.00 per share on April 17, 1997, the aggregate market value of the 568,251 shares of Common Stock that are issuable pursuant to outstanding options under the 1995 Option Plan is $4,456,008.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                  (PROPOSAL 3)

         The Board of Directors has appointed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors for the fiscal year ending December 31, 1997, subject to ratification by stockholders at the Annual Meeting. Representatives of Arthur Andersen will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and be available to respond to appropriate questions. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen to audit the books and accounts of the Company for the fiscal year ending December 31, 1997. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 3.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table provides information as of the Record Date concerning beneficial ownership of Common Stock by (1) each person or entity known by the Company to beneficially own more than 5% of the outstanding Common Stock, (2) each director and nominee for director of the Company, (3) each Named Executive Officer, and (4) all directors and executive officers of the Company as a group. The information as to beneficial ownership has been furnished by the respective stockholders, directors and executive officers of the Company, and, unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.


                                                             AMOUNT AND NATURE OF
                                                                  BENEFICIAL         PERCENT OF COMMON
                      NAME OF BENEFICIAL OWNER                  OWNERSHIP (1)        STOCK OUTSTANDING
                      ------------------------                  --------------       -----------------
                      ITC Holding Company, Inc. (2)(3) .           1,933,489               25.8%
                      Charles M. Brewer(4) . . . . . . .           1,032,951               13.8
                      O. Gene Gabbard(5)   . . . . . . .             5,000                   *
                      Campbell B. Lanier, III(5) . . . .             6,200                   *
                      Michael S. McQuary   . . . . . . .            63,920                   *
                      Michael G. Misikoff (6)  . . . . .            103,796                 1.4
                      William H. Scott, III(5) . . . . .             6,500                   *
                      All executive officers and . . . .           1,288,407               17.2%
                        directors as a group (15
                        persons)(7)

----------
*        Less than one percent.
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(2) The address of ITC Holding Company, Inc. is 1239 O.G. Skinner Drive, West Point, Georgia 31833.
(3) On January 29, 1996, ITC Holding pledged all of its stock in the Company to certain lenders in connection with a credit facility.
(4) The address for Charles M. Brewer is MindSpring Enterprises, Inc., 1430 West Peachtree, Suite 400, Atlanta, Georgia 30309.
(5) Mr. Lanier is Chairman of the Board, Chief Executive Officer and a beneficial owner of approximately 28% of the common stock of ITC Holding. Mr. Lanier's beneficial ownership of MindSpring includes 1,200 shares of Common Stock held by his wife. Mr. Scott is the President and a director of ITC Holding and is a beneficial owner of approximately 4% of its common stock. Mr. Scott's beneficial ownership of MindSpring includes 500 shares of Common Stock held by his wife and 1,000 shares of Common Stock held in trust for Mr. Scott's minor daughter, of which Mr. Scott's wife is trustee. Mr. Gabbard is a director of ITC Holding and a beneficial owner of less than 1% of its common stock. Each of Messrs. Lanier, Scott and Gabbard disclaims beneficial ownership of the shares of the Company's Common Stock held by ITC Holding.
(6) Includes 25,824 shares of Common Stock that Mr. Misikoff has the right to purchase within 60 days from the Record Date pursuant to options.
(7) Includes 81,869 shares of Common Stock that such persons have the right to purchase within 60 days from the Record Date pursuant to options.

                  DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS
                       TO BE INCLUDED IN PROXY MATERIALS

         Any proposal or proposals intended to be presented by any stockholder at the 1998 Annual Meeting of Stockholders must be received by the Company by December 31, 1997 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                        OTHER BUSINESS TO BE TRANSACTED

         As of the date of this proxy statement, the Board of Directors knows of no other business which may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

                                              By Order of the Board of Directors


                                              CHARLES M. BREWER
                                              Chairman and Chief
                                              Executive Officer

Atlanta, Georgia
April 29, 1997


         A COPY OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996 ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) BY WRITING TO MINDSPRING ENTERPRISES, INC., ATTENTION: SUSAN NICHOLSON, 1430 WEST PEACHTREE, SUITE 400, ATLANTA, GEORGIA 30309. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                          MINDSPRING ENTERPRISES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1997

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned stockholder of MindSpring Enterprises, Inc. (the "Company") hereby appoints Campbell B. Lanier, III, Charles M. Brewer, and Michael G. Misikoff, or any of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 28, 1997 at 10:00 a.m. (local time) at the High Museum of Art, Hill Auditorium, 1280 Peachtree Street, NE, Atlanta, Georgia, upon the following matters and any other matter as may properly come before the Annual Meeting or any adjournments thereof.

1. Election of two Class I Directors and two Class II directors to the Board of Directors:

         Class I Directors:

              Michael G. Misikoff
              O. Gene Gabbard

         Class II Directors:

              Michael S. McQuary
              William H. Scott, III

         [ ] FOR all the nominees listed above (except as marked to the contrary below).

         [ ]  WITHHOLD AUTHORITY to vote for all the nominees listed above.

              (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

              --------------------------------------------------------------

2. Proposal to approve the amendment to the 1995 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be issued thereunder.

         [ ]   FOR              [ ]   AGAINST           [ ]   ABSTAIN

3. Proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997.

         [ ]   FOR              [ ]   AGAINST           [ ]   ABSTAIN

            (Continued and to be dated and signed on reverse side.)

                          (continued from other side)

This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.

         The undersigned hereby acknowledges prior receipt of the Notice of Annual Meeting of Stockholders and proxy statement dated April 29, 1997 and the 1997 Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                                   Date:                     , 1997.
                                           -----------------

                                   -------------------------------------


                                   -------------------------------------
                                   Signature of Stockholder or Authorized
                                   Representative

                                   Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, all persons should sign.

[ ]   I PLAN TO ATTEND THE MAY 28, 1997 ANNUAL STOCKHOLDERS MEETING

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.